SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     February 22, 2001

BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107
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(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631
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(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000
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BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events

Bally Total Fitness Holding Corporation has entered into an arrangement with a major financial institution to monetize, through a sale, approximately 8% of its receivables portfolio at net book value. Bally expects to receive initial proceeds of approximately $45.0 million from this transaction, which will be used to reduce debt Bally carries to support its financed receivables portfolio.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION ------------------------------------------------------------- Registrant

Dated: February 22, 2001	/s/ John W. Dwyer ------------------------------------------------------------- John W. Dwyer Executive Vice President, Chief Financial Officer and Treasurer